EXHIBIT 10.2

AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This Amendment to Purchase and Sale Agreement (“Amendment”) is made as of December 22, 2005, by and between CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership (“Seller”), and MERCURY CASUALTY COMPANY, a California corporation (“Purchaser”).

A.         Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of November 11, 2005 (“Agreement”), relating to the purchase and sale of certain real property located at 7301 Northwest Highway Oklahoma City, Oklahoma 73132. All capitalized terms used but not defined in this Amendment shall be as defined in the Agreement.

B.         Seller and Purchaser desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Purchaser agree as follows:

1.          Credit for Inspection Items. Purchaser shall be entitled to a credit against the Purchase Price at Closing in the aggregate amount of One Hundred Thousand Dollars ($100,000.00), on account of certain inspection items objected to by Purchaser.

2.          Tenant Improvements. Seller represents and warrants that it has retained Cobb Manufacturing Co. (“Cobb”) to complete the tenant improvements to be performed pursuant to Amendment No. 5 to the Lease with Marathon Oil Company (“Marathon Improvements”) and that Cobb has agreed to complete the Marathon Improvements for the sum of $62,000. Seller shall pay to Cobb at Closing the sum of Sixty-Two Thousand Dollars ($62,000.00), provided, however, that if such amount is insufficient to complete the Marathon Improvements as currently contemplated in said Amendment No. 5 and as provided for in the plans which have previously been agreed to between Cobb and Marathon Oil Company, Seller shall pay any additional amount required to so complete such Marathon Improvements (including the cost of releasing any mechanics liens filed by Cobb). Seller shall indemnify, defend and hold harmless Purchaser from any claims made by Cobb or Marathon Oil against Purchaser regarding the construction of such Marathon Improvements within ninety (90) days following the substantial completion thereof, provided that such indemnity obligation shall not extend to any claims arising from the acts or omissions of Purchaser. Purchaser shall permit Cobb (in addition to any person retained by Seller to coordinate such work) to enter the Property during regular business hours for the purpose of completing such work.

3.          Closing. The Closing shall occur on December 29, 2005 (“Closing Date”); provided, however, that each of Seller and Purchaser shall be entitled to one (1) extension of the Closing Date for a period not to exceed ten (10) days upon prior written notice thereof to the other party.

4.          Ratification. By their execution hereof, the parties hereby ratify, adopt and agree to be bound by the terms of the Agreement, as amended hereby.

5.          Integration. This Amendment supersedes any and all other agreements, written or oral, between the parties pertaining to the subject matter hereof.

6.          Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of the parties, their respective heirs, successors and assigns.

7.          Amendments. This Amendment may be altered or amended only with the written consent of the parties hereto.

8.          Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, and the counterparts taken together shall constitute a single agreement. Facsimile signatures of this Amendment shall be deemed valid as original signatures.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SELLER:

CORPORATE REALTY INCOME FUND I, L.P.

By:	/s/ Robert F. Gossett, Jr.
Robert F. Gossett, Jr.
General Partner

By:	1345 Realty Corporation,
General Partner

By:	/s/ Robert F. Gossett, Jr.
Robert F. Gossett, Jr.
President

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PURCHASER:

MERCURY CASUALTY COMPANY, a

California corporation

By:	/s/ John E. Sutton
Name:	John E. Sutton
Title:	Assistant to Chairman/CEO

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ESCROW HOLDER:

CHICAGO TITLE INSURANCE COMPANY

By:	__________________________________
Its:	__________________________________

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